Exhibit 1(q)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              CERTIFICATE OF TRUST
                                       OF
                              MERCURY MASTER TRUST

      This Certificate of Amendment to the Certificate of Trust is being executed as of September __, 2006 for the purpose of amending the Certificate of Trust filed with the Secretary of State of the State of Delaware on April 23, 1998 pursuant to the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Act").

The undersigned hereby certifies as follows:

1. The name of the statutory trust is Mercury Master Trust (the "Statutory Trust").

2. The name of the Statutory Trust formed is hereby changed to BlackRock Master Trust.

3. This Certificate of Amendment to the Certificate of Trust of the Statutory Trust shall become effective at 5:00 p.m. on September 29, 2006.

      IN WITNESS WHEREOF, the undersigned, being a trustee of the Statutory Trust, has duly executed this Certificate of Amendment as of the day and year first above written.

                                                    TRUSTEE:

                                                    ____________________________
                                                    Name: